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                                                                   EXHIBIT 10.17


                       STANDARD INDUSTRIAL LEASE AGREEMENT


10.802 Square Feet           Facility Address:     7021 Portwest, Suite # 100
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                                                   Houston. Texas 77024
                                                   -----------------------------


                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, ("Lease") made and entered into by and between WESTPORT
                                                                     --------
BUSINESS PARK LTD. hereinafter referred to as "Lessor", and WOOD ASSOCIATES. INC
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a California Corporation, hereinafter referred to as "Lessee";
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                                   WITNESSETH:

         1. PREMISES AND TERM. In consideration of the mutual obligations of Lessor and Lessee set forth herein, Lessor leases to Lessee, and Lessee hereby takes from Lessor the Premises situated within the County of Harris, State of
                                                             ------
Texas, more particularly described on EXHIBIT "A" attached hereto and
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incorporated herein by reference (the "Premises"), together with all rights, privileges, casements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the commencement date hereinafter set forth and shall end on the last day of the month that is Thirty-Six (36) months after the commencement date. If this Lease
              ---------------
is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present lessee or occupant of the Premises holds over, and Lessor cannot acquire possession of the Premises prior to the date recited as the commencement date of this Lease, Lessor shall not be deemed to be in default hereunder, and Lessee agrees to accept possession of the Premises at such time as Lessor is able to tender the same, which date shall thenceforth be deemed the "commencement date", and Lessor hereby waives payment of rent covering any period prior to the tendering of possession to Lessee hereunder.

         A. EXISTING BUILDING. Lessee acknowledges that (i) it has inspected and accepts the Premises "AS IS," "WHERE IS," and "WTTH ALL FAULTS", (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) the Premises shall be leased on an "AS IS," "WHERE IS," and "WITH ALL FAULTS" basis, and no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Lessor except those expressly set forth in Paragraph 26 of this Lease. To the
                                                                          ------
best of Lessee's knowledge, no structural or material defects exist at Premises.
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Unless mutually altered in writing by Lessee and Lessor or pursuant to the provisions of Paragraph 1 hereinabove, or Paragraphs 1.B or 1.C, hereinbelow, the commencement date shall be June 1, 2000. Upon request by Lessor, Lessee shall execute and deliver to Lessor a Letter of Acceptance of delivery of the Premises.

         B. BUILDING TO BE CONSTRUCTED OR SHELL SPACE. If the Premises or a major portion thereof is to be constructed, the commencement date shall be deemed to be the date upon which the Premises and other improvements to be erected in accordance with the plans and/or specifications described on Exhibit "B" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed. As used herein, the term "substantially completed" shall mean, that in the opinion of Lessor, such improvements have been completed in accordance with the Plans and, the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Lessor shall notify Lessee in writing that the commencement date has occurred. Within ten (10) days thereafter, Lessee shall submit to Lessor in writing a punch list of items needing completion or correction. Lessor shall use reasonable efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Lessee, its employees, agents or contractors cause construction of such improvements to be delayed, the commencement date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place. The taking of possession by Lessee shall be deemed to conclusively establish that the buildings and other improvements had been completed in accordance with the Plans, that the Premises are in good and satisfactory condition as of when possession was taken, and that Lessee has `accepted such buildings and other improvements "AS IS," "WHERE IS," and "WITH

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ALL FAULTS" without representation or warranty from Lessor. Upon Lessor's request, Lessee shall execute and deliver to Lessor a Letter of Acceptance of delivery of the Premises. Notwithstanding anything in the Lease to the contrary, if the Plans are not attached to this Lease as Exhibit "B", Lessor will deliver the Plans to Lessee which in Lessor's opinion are reasonably necessary for the construction and space planning of the buildings or improvements contemplated to be constructed on the Premises. Upon Lessee's receipt of the Plans, Lessee shall have three (3) days to approve them or to make specific suggestions to them. Lessee's failure to expressly approve the Plans and return them to Lessor within such three (3) day period shall contractually bind Lessee to reimburse Lessor for all of Lessor's expenses in connection with the obtainment and preparation of the Plans and all other expenses incurred by Lessor resulting from Lessee's request to lease space on the Premises. Lessor and Lessee agree that it would be impracticable and extremely difficult to estimate the damages which Lessor may suffer in the event that the Plans are not approved with such three (3) day period; therefore, Lessor and Lessee do hereby agree that a reasonable estimate of such damages is and shall be an amount equal to one day's rental on the Premises for each day that the Plans are not approved. Lessee shall remit payment of such damages to Lessor within ten (10) days after receipt by Lessee of an invoice therefor from Lessor.

         C. GENERAL CONDITIONS. Lessor and Lessee further agree that Lessee's obligations, privileges, covenants and agreements contained in this Lease shall be operative and effective regardless of whether the Premises are ever occupied by Lessee and whether or not this Lease is fully exhibited. If Lessee fails to occupy the Premises for any reason after substantial completion of any building or improvements constructed in accordance with the Plans, or if Lessee, whether constructively or actively prevents or hinders Lessor from constructing the improvements contemplated herein in accordance with the Plans, this Lease shall be deemed to have commenced automatically and the "commencement date" shall be deemed to be the date on which the improvements would have been completed in Lessor's sole, but reasonable judgment, but for such hindrance or prevention by Lessee.

         2. BASE RENT, SECURITY DEPOSIT AND OPERATING EXPENSES.

         A. Lessee agrees to pay to Lessor base rent ("Base Rent") for the Premises, in advance, without demand, deduction or set off, at the rate of (see
                                                                            ---
Paragraph 26B) Dollars ($---) per month during the term hereof. One such monthly
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installment, plus the other monthly charges set forth in Paragraph 2C below shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date, except that all payments due hereunder for any fractional calendar month shall be prorated.

         B. In addition, Lessee agrees to deposit with Lessor on the date hereof, the sum of Eight Thousand Four Hundred Twenty Six Dollars & No/100
                   -------------------------------------------------------
($8,426.00) which shall be held by Lessor, without obligation for interest, as
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security for the performance of Lessee's obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Lessor's damages in case of Lessee's default. Upon each occurrence of an event of default, Lessor may use all or part of the deposit to pay past due rent or other payments due Lessor under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Lessee shall pay Lessor the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Lessor, but any remaining balance of such deposit shall be returned by Lessor to Lessee thirty (30) days after Lessee's obligations under this Lease have been fulfilled; provided, however, Lessor shall have the right to retain and expend such remaining balance (a) to reimburse Lessor for any and all rent or other sums due hereunder that have not been paid in full by Lessee and/or (b) for cleaning and repairing the Premises if Lessee shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Lessee, ordinary wear and tear only excepted. No interest shall be paid to Lessee on the security deposit and Lessor shall not be required to hold the security deposit in a separate or segregated account but rather may comingle the security deposit with other monies held by or belonging to Lessor.

         C. Lessee agrees to pay as additional rental its proportionate share (as defined in Paragraph 24B below) of operating expenses which include (i) taxes (hereinafter defined) payable by Lessor pursuant to Paragraph 3A below,
(ii) the cost of maintaining insurance covering the buildings situated on the Premises or of which the Premises are a part, (iii) the cost of utilities payable pursuant to Paragraph 8 below, and the cost of any common area charges payable by Lessor in accordance with Paragraph 4 below and (iv) any other charges which Lessor is entitled to collect under the terms of this Lease. During each month of the term of this Lease, on the same day that rent is due hereunder, Lessee shall escrow with Lessor an amount equal to 1/12 of the estimated annual cost of its proportionate share of such operating expenses. Lessee authorizes Lessor to use the funds deposited with Lessor under this Paragraph 2C to pay such costs. The

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initial monthly escrow payments are based upon the estimated amounts and shall be increased or decreased annually to reflect the then current projected cost of all such operating expenses. Lessor shall total all operating expenses annually, and reconcile Lessee's actual proportionate share of such expenses against Lessee's total escrow payments. If Lessee's total escrow payments are less than Lessee's actual proportionate share of all such operating expenses, Lessee shall pay the difference to Lessor within ten (10) days after demand. If the total escrow payments of Lessee are more than Lessee's actual proportionate share of all such operating expenses, Lessor shall retain such excess and credit it against Lessee's future liabilities for operating expenses. The amount of the monthly Base Rent and the initial monthly operating expenses escrow payments are as follows:

(1) Initial Base Rent as set forth in Paragraph 2A        $   5,785.00
(2) Tax Escrow                                            $     912.00
(3) Insurance Escrow                                      $      34.00
(4) Common Area Escrow                                    $     615.00
                                                          ------------

         Total Initial Monthly Rental Payment             $   7,346.00

         3. TAXES.

         A. Lessor agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, and/or the land and/or improvements of which the Premises are a part and Lessee shall be liable for its proportionate share of the same. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Lessor a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. The Lessor shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Lessee agrees to pay its proportionate share of the cost of such consultant. In no event shall Lessee challenge, directly or indirectly, by suit, intervention or otherwise, the amount of any such tax, assessment, levy or charge.

         B. Lessee shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Lessor or Lessor's property and (i) Lessor pays the same or (ii) the assessed value of Lessor's property is increased by inclusion of such personal property and fixtures and Lessor pays the increased taxes, then, upon demand, Lessee shall pay to Lessor such taxes.

         4. LESSOR'S REPAIRS AND MAINTENANCE.

         A. Lessor shall maintain the roof, foundation and the structural soundness of the exterior walls of the building of which the Premises are a part in good repair, reasonable wear and tear excepted, and Lessee shall be liable for its proportionate share of the cost of such maintenance or repair, provided, however, Lessee shall promptly, upon demand, reimburse Lessor for any damage to the same caused by Lessee's act, neglect, fault or omission. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Lessee shall immediately give Lessor written notice of defect or need for repairs, after which Lessor shall have reasonable opportunity to repair the same or cure such defect. Lessor's obligation to maintain the aforementioned items shall be limited solely to the cost of such repairs or maintenance or the curing of any defect in the same.

         B. Lessor shall perform the paving maintenance, common area and landscape replacement and maintenance, exterior painting, common water and sewage line plumbing, and any other common maintenance items and Lessee shall be liable for its proportionate share of the cost and expense of such repair, replacement, and maintenance. Lessor reserves the right to perform any obligations that are otherwise Lessee's obligations in Paragraph 5, in which event Lessee shall promptly reimburse Lessor for the entirety of the costs of such performance.

         C. Lessor reserves the right to alter or modify the building of which the Premises are a part and/or common areas associated therewith, when such alterations or modifications are required by governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA"), in which event Lessee shall be liable for its proportionate share of such cost. If such modification is a capital modification for the general benefit of

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the project, and is required regardless of Lessee's particular use of the
Premises, then the cost shall be an operating expense allocated over the lesser of five (5) years or the useful life of modification. Notwithstanding the foregoing, if such modification is predicated by Lessee's particular use of the Premises or is principally for the benefit of Lessee (and not other lessees of the building) the cost shall be borne entirely by Lessee, and Lessee shall reimburse Lessor for same promptly upon demand.

         D. Lessee agrees to pay its proportionate share of the cost of (i) maintenance and/or landscaping of any property that is a part of the building and/or project of which the Premises are a part, (ii) maintenance and/or landscaping of any property that is maintained or landscaped by any property owner or community owner association to which the Premises are subject, (iii) property management fee not to exceed 3% of gross rental income for the
                        -----------------------------------------------
building, staff salary and benefits allocated to the building and/or project of
--------
which the Premises are a part, and (iv) operating and maintaining any property, facilities or services, including, but not limited to, the cost of the monitoring, repair and maintenance of water systems or sewer plants, and security systems and service, if any, provided for the common use or benefit of Lessee and other lessees of the project or building of which the Premises are a part.

All such expenses of Lessor for maintaining and operating the building and/or project of which the Premises are a part, including, but not limited to, the items set forth in Paragraphs 4A, 4B, 4C, and 4D, shall be included as additional rental under the provisions of Paragraph 2C. Lessor agrees that such costs do not include any capital costs for roof, foundation, building structural, or parking lot replacement, restoration or other work occasioned by fire, windstorm or other casualty to the extent of net insurance proceeds received by Lessor with respect thereto, income and franchise taxes of Lessor (except as provided in Paragraph 3A), expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses, expenses for the renovating of space for new lessees, interest or principal payments on any mortgage or other indebtedness of Lessor, nor depreciation allowance or expense.

         E. Lessee may audit in the office of Lessor's or Lessor's agent Lessor's books relevant to the operating expenses upon reasonable notice to Lessor; provided however, Lessee agrees to pay all costs associated with or resulting from such audit, including reimbursement to Lessor or Lessor's agents for time or costs incurred.

         5. LESSEE'S REPAIRS AND MAINTENANCE.

         A. Lessee, at its own cost and expense, shall (i) maintain all parts of the Premises (except for those items for which Lessor is responsible under Paragraph 4) in good condition; (ii) promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, exterior doors, any special office entry, interior walls and finish work, interior doors and floor covering, utility connections, downspouts, gutters, heating and air conditioning systems, light bulbs and ballasts, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, dedicated sewer lines, and any damage due to vandalism or malicious mischief; (iii) keep the parking areas, driveways, truck aprons, and grounds surrounding the Premises in a clean and sanitary condition; (iv) repair all wind damage to glass except with respect to tornado or hurricane damage; and (v) maintain any spur track servicing the Premises. If there is a track servicing the Premises, Lessee agrees to sign a joint maintenance agreement with the railroad company servicing the Premises if requested by the railroad company. Lessor shall have the right to coordinate all repairs and maintenance of any rail tracks serving or intended to serve the Premises and, if Lessee uses or causes the use of such rail tracks, Lessee shall reimburse Lessor from time to time, upon demand, for its proportionate share, (based on the total area of the Premises relative to the total area of leased space of rail users in the building of which the Premises are a part) of the costs of such repairs and maintenance and any other sums specified in any agreement respecting such tracks to which Lessor is a party.

         B. In the event the Premises constitute a portion of a multiple occupancy building, Lessee and its employees, agents, customers, invitees, and/or licensees shall have the right to use the parking areas, if any, as may be designated by Lessor in writing, subject to such reasonable rules and regulations as Lessor may from time to time prescribe and subject to rights of ingress and egress of other lessees. Lessor shall not be responsible for enforcing Lessee's parking rights against any third parties. Lessee shall, at its own cost and expense, keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the building or project of which the Premises are a part or any other areas as designated by Lessor. Lessee hereby consents to the removal of any vehicle in violation of the foregoing designated areas of parking as established by Lessor.

         C. Lessee, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract acceptable to Lessor with a maintenance contractor approved by Lessor for

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servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective and a copy thereof delivered to Lessor within thirty (30) days of the date Lessee takes possession of the Premises.

         D. Lessee agrees that no washing of any type (other than reasonable restroom or kitchen washing) will take place in the Premises, including the truck apron and parking areas.

         E. Any and all security of any kind for Lessee, Lessee's agents, employees or invitees, the Premises, or any personal property thereon (including, without limitation, any personal property of any Sublessee) shall be the sole responsibility and obligation of Lessee, and shall be provided by Lessee at Lessee's sole cost and expense. Lessee acknowledges and agrees that Lessor shall have no obligation or liability whatsoever with respect to the same. Lessee shall indemnify and hold Lessor harmless from and against any and all loss, cast, damage or other liability arising directly or indirectly from security measures or the absence thereof with respect to the Premises and the building or the project of which the Premises are a part. Lessee may, at Lessee's sole cost and expense, install alarm systems in the Premises provided such installation complies with the provisions of Paragraph 6 hereof. Removal of such alarm systems shall be Lessee's sole responsibility and, at Lessee's sole cost and expense, shall be completed prior to lease termination, and all affected areas of the Premises shall be repaired and/or restored in a good and workmanlike manner to the condition that existed prior to such installation. Notwithstanding the foregoing, Lessor may elect in Lessor's sole discretion to contract for common security services, to whatever extent Lessor may deem appropriate, for the building or the project of which the Premises are a part; provided, however Lessee acknowledges and agrees that Lessor shall in no event be obligated to provide any such services and the provision of such services shall not alter or modify Lessee's indemnification of Lessor or the obligation of Lessee to provide its own security as set forth herein. The cost of any security services contracted for by Lessor shall be treated as an operating expense pursuant to Paragraph 2C hereof.

         6. ALTERATIONS. Lessee shall not make any alterations, additions, partitions or other improvements to the Premises without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed.
                  -----------------------------------------------------------
No consent shall be required for alterations costing less than $2,500.00 and
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that do not affect the building structure or systems. Upon surrender of the
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Premises, Lessee shall remove those alterations/improvements designated for
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removal by Lessor at the time of its consent. Lessee, at its own cost and
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expense, may erect shelves, bins, machinery and trade fixtures as it desires as well as alterations, additions, partitions, or other improvements which have been specifically consented to in writing by Lessor, provided that (a) such items do not alter the basic character of the Premises or the building and/or improvements of which the Premises are a part, (b) such items do not overload or damage the same, (c) such items may be removed without injury to the Premises, and (d) the construction, erection or installation thereof complies with all applicable governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the ADA; and with Lessor's details, specifications and other requirements. Any architectural, engineering, construction management, permits, inspections, or other cost or fee required to assure compliance with the conditions set forth in this Paragraph 6 shall be paid by Lessee promptly upon demand. All alterations, additions, partitions, or other improvements erected by Lessee shall be and remain the property of Lessee during the term of this Lease; provided, however, at the termination of this Lease, Lessor shall have the option, exercisable in Lessor's sole discretion, to require Lessee either (i) upon request to remove, at Lessee's sole cost and expense, all or part of any alterations, additions, partitions, or other improvements, at which time Lessee shall promptly restore the Premises to its original condition, or (ii) to keep in place the same, at which time such alterations, additions, improvements, and partitions shall become the property of Lessor. All shelves, bins, machinery and trade fixtures installed by Lessee shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Lessee shall restore the Premises to their original condition. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the buildings and other improvements situated on the Premises or of which the Premises are a part.

         7. SIGNS. Any signage Lessee desires for the Premises shall be subject to Lessor's specifications and/or written approval. Lessee shall repair, paint, and/or replace the building facial surface to which its signs are attached upon vacation of the Premises, or the removal or alteration or its signage. Lessee shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or
(iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Lessor's prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform, at Lessee's expense, in all respects to the criteria established by Lessor and any

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applicable governmental laws, ordinances, regulations, or other requirements.

         8. UTILITIES. Lessor agrees to provide normal water, electricity, and telephone service connections to the Premises upon the commencement date hereof, which connections, regardless of location, shall hereafter be maintained by Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, and any maintenance or inspection charges for utilities. Lessor shall have the right to cause any of said services to be separately metered to Lessee, at Lessee's expense. Lessee shall pay its pro rata share, as reasonably determined by Lessor, of all charges for jointly metered utilities. Lessor shall not be liable for any interruption or failure of utility service on the Premises.

In the event water is not separately metered to Lessee, Lessee agrees that it will not use water for uses other than normal domestic restroom and kitchen usage; and, Lessee does further agree to reimburse Lessor for the entire amount of common water costs as additional rental if, in fact, Lessee uses water for uses other than normal domestic restroom and kitchen uses without first obtaining Lessor's written permission. Furthermore, Lessee agrees in such event to install at its own expense, a submeter to determine Lessee's usage.

Lessee agrees it will not use sewer capacity for any use other than normal domestic restroom and kitchen use. Lessee further agrees to notify Lessor of any other sewer use ("excess sewer use") and also agrees to reimburse Lessor for the costs and expenses related to Lessee's excess sewer use, which shall include, but is expressly herein not limited to the cost of acquiring additional sewer capacity to service Lessee's Lease.

         9.       INSURANCE.

         A. Lessor shall maintain insurance covering the buildings situated on the Premises or of which the Premises are a part, except for those items the repair and maintenance of which are Lessee's responsibility under Paragraph 5, in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism, and Malicious Mischief. The cost of such insurance shall be treated as an operating expense pursuant to Paragraph 2C hereof.

         B. Lessee, at its own expense, shall maintain, during the term of this Lease, a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Lessee, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Lessee or by Lessor on behalf of Lessee, (ii) the replacement cost of all of Lessee's personal property contained within the Premises, and (iii) business interruption of Lessee. Said policies shall (i) name Lessor as an additional insured and insure Lessor's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Lessor), (ii) be issued by an insurance company which is acceptable to Lessor, (iii) provide that said insurance shall not be canceled unless thirty
(30) days prior written notice shall have been given to Lessor, and (iv) provide primary coverage to Lessor when any policy issued to Lessor provides duplicate or similar coverage, and in such circumstance Lessor's coverage under Lessor's policy shall be deemed excess over and above the coverage provided by Lessee's policy. Said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon commencement of the term of the Lease and upon each renewal of said insurance.

         C. Lessee will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or premium, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable. If any increase in the cost of any insurance on the Premises or the building of which the Premises are a part is caused by Lessee's use of the Premises, or because Lessee vacates the Premises, then Lessee shall promptly pay the amount of such increase to Lessor upon demand.

         D. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, or personal property (building contents) within the building and/or Premises covered or required to be covered by the insurance to be provided under this Lease, for any reason regardless of cause or origin. Said mutual waivers shall be in addition to, and

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not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

         10. FIRE AND CASUALTY DAMAGE.

         A. If the Premises or the building of which the Premises are a part should be damaged or destroyed by fire or other peril, Lessee immediately shall give written notice to Lessor. If the building situated upon the Premises or of which the Premises are a part should be damaged or destroyed by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, and, in Lessor's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, this Lease shall terminate and the Base Rent and additional rental shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         B. If the buildings situated upon the Premises or of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Lessor under Paragraph 9A above, and in Lessor's estimation, rebuilding or repairs can be substantially completed within one hundred eighty
(180) days after the date of such damage, this Lease shall not terminate, and Lessor shall restore the Premises to substantially its previous condition, except that Lessor shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, by or for Lessee. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days after the date of such damage, Lessee, as Lessee's exclusive remedy, may terminate this Lease by delivering written notice of termination to Lessor in which event the rights and obligations hereunder shall cease and terminate. For purposes of this Paragraph 10B, if Lessor determines that the Premises are untenable in whole or in part following such damage, the Base Rent and additional rental payable hereunder during the period in which Lessor determines that the Premises are untenable shall be reduced (i) according to the square footage of untenable area contained in the Premises, as determined by Lessor, or (ii) to such extent as may be fair and reasonable under the circumstances, as determined by Lessor. As an alternative to the aforementioned rebuilding, repairs and/or reduction of rent, Lessor/Lessee, upon mutual agreement, may, use reasonable efforts to provide a reasonably comparable facility for Lessee to lease at the then prevailing fair market rental for either (i) the remainder of the term of the Lease, or (ii) the period of time during which the Premises are untenable.

         C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations of Lessor hereunder shall cease and terminate.

         11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Lessee has released, Lessor shall hold Lessee harmless and defend Lessee against any and all claims or liability for any injury or damage to any person in, on or about the Premises or any part thereof and/or the building of which the Premises are a part, when such injury or damage shall be caused by the act, neglect, fault of or omission of any duty with respect to the same by Lessor, its agents, servants and employees. Notwithstanding the foregoing or anything to the contrary in this Lease, Lessee hereby agrees that in no event shall Lessor be liable for any incidental or consequential damages whatsoever, including without limitation, any damages as a result of any interruption of Lessee's business or any loss of income therefrom. Except for any claims, rights of recovery and causes of action that Lessor has released, Lessee shall hold Lessor harmless from and defend Lessor against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof and/or of the building of which the Premises are a part, including without limitation elevators, stairways, passageways or hallways, the use of which Lessee may have in accordance with this Lease, when such injury or damage shall be caused by the act, neglect, fault of or omission of any duty with respect to the same by Lessee, its agents, servants, employees, or invitees, (ii) arising from the conduct of management of any work done by the Lessee in or about the Premises, (iii) arising from transactions of the Lessee, and (iv) all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         12. USE. The Premises shall be used only for the purpose of general office use, receiving, storing, servicing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Lessee and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, storage of trucks and other vehicles and the washing thereof at any time is prohibited without Lessor's prior written consent. Lessee shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use, shall at all times maintain the Premises in a clean, healthful and safe condition and comply with all governmental laws, codes, ordinances, regulations or any other applicable authorities with regard to the use, condition or occupancy of the Premises including, without limitation, the ADA. Lessee shall be responsible, at Lessee's sole cost and expense, for the correction, prevention, and abatement of nuisances in or upon, or connected with, the Premises. Lessee shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, or pest infestations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Lessor or any other lessees of the building or project of which the Premises are a part. Lessee's use of the Premises shall at all times comply with the insurance provisions in Paragraph 9C hereof.

         13. INSPECTION. Lessor and Lessor's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the term hereof and at any time Lessee is in default, Lessor and Lessor's representatives may enter the Premises during business hours for the purpose of showing the Premises. Lessee shall neither prevent, prohibit, nor in any way impair such showing of the Premises. In addition, Lessor shall have the right to erect a suitable sign on or near the Premises stating the Premises are available. Lessee shall notify Lessor in writing at least thirty (30) days prior to vacating the Prenuses and shall arrange to meet with Lessor for a joint inspection of the Premises prior to vacating. If Lessee fails to give such notice or to arrange for such inspection, then Lessor's inspection of the Premises shall be deemed correct for the purpose of determining Lessee's responsibility for repairs and restoration of the Premises.

         14. ASSIGNMENT AND SUBLETTING.

         A. Lessee shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, directly or indirectly, by any manner, including, without limitation, by merger, reorganization or other transfer of the ownership interests in Lessee, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, except
           --------------------------------------------------------------------
in the event of a transfer of the Lease by Lessee to an affiliate of Lessee,
---------------------------------------------------------------------------
contingent upon such affiliate maintaining a same or similar use, and that such
-------------------------------------------------------------------------------
affiliate's financial strength be of equal or greater status to that of Lessee's
--------------------------------------------------------------------------------
(see 26H). Any attempted assignment, subletting, transfer or encumbrance by
---------
Lessee in violation of the terms and covenants of this Paragraph shall be void. Any assignee, sublessee or transferee of Lessee's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "Transferees"), by assuming Lessee's obligations hereunder, shall assume liability to Lessor for all amounts paid to persons other than Lessor by such transferees in contravention of this Paragraph. No assignment, subletting, or other transfer, whether consented to by Lessor or not, or permitted hereunder, shall relieve Lessee of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Lessor, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Lessee and apply such rent against any sums due Lessor hereunder. No such collection shall be construed to constitute a novation or a release of Lessee from the further performance of Lessee's obligations hereunder.

         B. If this Lease is assigned to any person or entity pursuant to the provision of the Bankruptcy Code, 11 U.S.C. (S)101 et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Lessor's property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

         C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

         15. CONDEMNATION. If the whole or any substantial part as determined by Lessor of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Lessee, this Lease shall terminate and the Base Rental and additional rental shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than a substantial part, as determined by Lessor, of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the Base Rent and additional rental payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under. all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Lessor, and Lessee hereby assigns any interest in any such award to Lessor; provided, however, Lessor shall have no interest in any award made to Lessee for loss of business or goodwill or for the taking of Lessee's fixtures and improvements, if a separate award for such items is made to Lessee.

         16. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Lessee immediately shall deliver possession to Lessor with all repairs and maintenance required herein to be performed by Lessee completed. If, for any reason, Lessee retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Lessor or Lessee at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor from time to time, upon demand, as rental for the period of such possession, an amount equal to double the Base Rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Lessee, whether with or without consent of Lessor shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 16 shall not be construed as consent for Lessee to retain possession of the Premises in the absence of written consent thereto by Lessor.

         17. QUIET ENJOYMENT. Lessor covenants that on or before the commencement date, it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Lessor represents that it has the authority to enter into this Lease and that so long as Lessee pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Lessee shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Lessor, subject to the terms and provisions of this Lease.

         18. EVENTS OF DEFAULT. The following events (herein individually referred to as "event of default") each shall be deemed to be events of nonperformance by Lessee under this Lease:

         A. Lessee shall fail to pay any installment of Base Rent or any additional rental herein reserved when due, or any other payment or reimbursement to Lessor required herein when due, and such failure shall continue for a period of five (5) days from the date of Lessor's written notice
                                                     --------------------------
of failure to pay rent and such written notice shall be limited to one in any
-----------------------------------------------------------------------------
given calendar year.
-------------------

         B.  Lessee or any guarantor of the Lessee's obligations hereunder shall
(i) become insolvent; (ii) admit in writing its inability to pay its debts;
(iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

         C. Any case, proceeding or other action against the Lessee or any guarantor of the Lessee's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as a debtor or to adjudicate it as bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or
(iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

         D. Lessee shall (i) vacate all or a substantial portion of the Premises or (ii) fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Lessee is in default of the rental payments due under this Lease.

         E. Lessee shall fail to discharge any lien placed upon the Premises in violation of Paragraph 21 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

         F. Lessee shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 18), and shall not cure such failure within thirty (30) days after written notice thereof to Lessee.
                    -----------

         19. REMEDIES.

         A. Upon each occurrence of an event of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

         1.  terminate this Lease; and/or

         2. enter upon and take possession of the Premises with or without terminating this Lease; and/or

         3. alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Lessor's option, one or more remedies pursuant to this Lease, Lessee hereby specifically waiving any state or federal law to the contrary; and in any such event Lessee immediately shall surrender the Premises to Lessor, and if Lessee fails so to do, Lessor, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

         B. If Lessor terminates this Lease, at Lessor's option, Lessee shall be liable for and shall pay to Lessor, the sum of all rental and other payments owed to Lessor hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to the present value (using the current "prime" interest rate of a national banking institution of Lessor's choosing, or should such financial institution no longer exist, a comparable financial institution) of (1) the total rental and other payments owed hereunder for the remaining portion of the Lease term calculated as if such term expired on the date set forth in Paragraph 1, less (2) the then fair market rental of the Premises for such period, which because of the difficulty of ascertaining such value, Lessor and Lessee stipulate and agree, shall in no event be deemed to exceed seventy-five percent (75%) of the total rental amount (including Base Rental and any and all amounts due as additional rental) set forth in Paragraph 2 above.

         C. If Lessor repossesses the Premises without terminating the Lease, Lessee, at Lessor's option, shall be liable for and shall pay Lessor on demand all rental and other payments owed to Lessor hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Lessee to Lessor until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts received by Lessor through reletting of the Premises during such remaining term (but only to the extent of the rent provided for herein). Actions to collect amounts due by Lessee to Lessor under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term.

         D. Upon an event of default, in addition to any sum provided to be paid herein, Lessee also shall be liable for and shall pay to. Lessor (i) brokers' fees incurred by Lessor in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Lessee's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into rentable condition; and (iv) all reasonable expenses incurred by Lessor in enforcing or defending Lessor's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

         E. In the event Lessee fails to make any payment due hereunder when payment is due, to help defray the additional cost to Lessor for collecting and/or processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such late charge within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

     F. Exercise by Lessor of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Lessor, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. Lessee and Lessor further agree that forbearance by Lessor to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Lessor's right to enforce one or more of its rights in connection with any subsequent default.

     G. If Lessor fails to perform any of its obligations hereunder within thirty (30) days after written notice from Lessee specifying such failure, Lessee's exclusive remedy shall be an action for damages. Unless and until Lessor fails to cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. All obligations of Lessor hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Lessor only during the period of its possession of the Premises and not thereafter. The term "Lessor" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Lessor thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Lessor shall not have any personal liability hereunder. In the event of any breach or default by Lessor in any term or provision of this Lease, Lessee agrees to look solely to the equity or interest then owned by Lessor in the Premises or of the building of which the Premises are a part; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Lessor.

     H. If Lessor repossesses the Premises pursuant to the authority herein granted, then Lessor shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Lessee at all times prior to any foreclosure thereon by Lessor or repossession thereof by any lessor thereof or third party having a lien thereon. Lessor also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Lessor a copy of any instrument represented by Claimant to have been executed by Lessee (or any predecessor of Lessee) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Lessor to inquire into the authenticity or legality of said instrument. The rights of Lessor herein stated shall be in addition to any and all other rights that Lessor has or may hereafter have at law or in equity; and Lessee stipulates and agrees that the rights herein granted Lessor are commercially reasonable.

     I. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     J. This is a contract under which applicable law excuses Lessor from accepting performance from (or rendering performance to) any person or entity other than Lessee.

     20. MORTGAGES. Lessee accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the building of which the Premises are a part; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Lessee's interest in this Lease superior to any such instrument, then by notice to Lessee from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Lessee, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.

     21. MECHANIC'S LIENS. Lessee has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Lessor or Lessee in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Lessor in the Premises or under the terms of this Lease. Lessee agrees to give Lessor immediate written notice of the placing of any lien or encumbrance against the Premises.

     22.  LESSOR'S LIEN. In addition to any statutory lien for rent in
Lessor's favor, Lessor shall
have, and Lessee hereby grants to Lessor, a continuing security interest for all rentals and other sums of money becoming due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Lessee now or hereafter situated on the Premises, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in the rent as well as any and all other sums of money then due to Lessor hereunder shall first have been paid and discharged. In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon a default hereunder by Lessee in addition to all other rights and remedies, Lessor shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Lessor to Lessee. Lessee hereby agrees to execute such other instruments, necessary or desirable under applicable law to perfect the security interest hereby created. Lessor and Lessee agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Lessor and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in Exhibit "A" and Paragraph 26A attached hereto and incorporated herein by reference and is to be filed for record in the real property records. Lessor
                                                                      ------
agrees to make reasonable efforts to accommodate Lessee's request to subordinate
--------------------------------------------------------------------------------
to Lessee's primary lending sources.
-----------------------------------

     23. HAZARDOUS MATERIALS. The term "Substances," as used in this Lease, shall mean petroleum products, pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment and shall specifically include, but not be limited to, any "hazardous substance" as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will produce any Substance, except for such activities that are part of the ordinary course for Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been expressly approved in advance in a separate writing by Lessor (which approval Lessor may grant or withhold in its sole discretion); Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency;
(ii) the Premises will not be used in any manner for the storage of any Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business provided such substances are properly stored in a manner and location meeting all Environmental Laws and expressly approved in advance in a separate writing by Lessor (which approval Lessor may grant or withhold in its sole discretion); Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground or aboveground tank of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time, may constitute a public or private nuisance; (vi) Lessee will not permit any Substances to be brought onto the Premises, except in accordance with the terms and conditions hereof, and if so brought or found located thereon, the same shall be immediately removed, and properly disposed, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; and (vii) Lessee shall in all regards comply with Environmental Laws including; without limitation, meeting any necessary financial responsibility requirements. Prior to any Substance being brought upon or into the Premises, whether Lessor's written permission is required or not, Lessee will provide to Lessor any applicable material safety data sheets regarding said Substance as well as a written description of the amount of such Substance to be brought upon or into the Premises and the common and recognized chemical name of such Substance. Lessee shall bear responsibility for insuring that all record keeping, reporting and remediation responsibilities of Lessee under Environmental Laws are met and Lessee assumes all such responsibility and liability for such legal compliance. Lessor or Lessor's representative shall have the right, but not the obligation, to enter the Premises for, among other purposes, the purposes of inspecting the storage, use and disposal of any Substances and to review compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that any Substances are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as required by applicable Environmental Laws. Lessee will provide Lessor written notification of the release or disposal of any Substance either within the Premises or outside of Lessee's Premises and will also provide Lessor written notice of any pending or threatened litigation concerning the breach or purported breach of any Environmental Laws. If at any time during or after the term of the Lease, the Premises is found to be contaminated by Substances or subject to said conditions, arising from or as a result of Lessee's negligence (whether in whole or in part) or the use of the

Premises or any Substances by Lessee or any of Lessee's agents, employees, assigns or subtenants, Lessee shall diligently institute proper and thorough cleanup procedures in accordance with Environmental Laws at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney's fees) of any nature. The foregoing indemnification and the responsibilities of Lessee shall apply to Lessee regardless of whether they arise from any Permitted Activity or from any Substances, the use of which Lessor approved, and shall survive the termination or expiration of this Lease. Lessor shall be under no obligation to expend any sums or to seek reimbursement to enforce the indemnification obligations of Lessee hereunder.

Permitted Materials:  "None"

Lessee acknowledges and agrees that to the extent Lessor has agreed not to unreasonably withhold its consent to any proposed assignment subletting or transfer of Lessee's interest in this Lease, it shall not be unreasonable for Lessor to withhold such consent if (i) the anticipated use of the Premises by the proposed Transferee involves the generation, storage, use, treatment, or disposal of Substances; (ii) the proposed Transferee has been required by any prior lessor, lender, or governmental authority to make remedial action in connection with Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or
(iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Substance.

         24. MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         B. Except where otherwise expressly defined, Lessee's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the area contained in the Premises as shown on Page 1 of this Lease and the denominator of which is the area contained in the building of which the Premises are a part (each such area being measured in square feet). Such areas shall be calculated according to the roof dimensions of the particular area. For the
                                                                    -------
building related items, the percentage shall be 10,802/43,182 (or 25.02%), for
------------------------------------------------------------------------------
project related items the percentage shall be 10,802/149,699 (or 7.22%).
-----------------------------------------------------------------------

         C. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         D. Lessor shall not be held responsible for delays in the performance of its obligations hereunder when caused by Lessee, material shortages, acts of God, labor disputes or other matters outside of Lessor's control.

         E. Lessee agrees, from time to time, within five (5) days after request of Lessor, to deliver to Lessor, or Lessor's designee, (i) a Certificate of Occupancy and. (ii) an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Lessor. It is understood and agreed that Lessee's obligation to furnish such Certificate of Occupancy and estoppel certificate in a timely fashion is a material inducement for Lessor's execution of this Lease.

         F. This Lease constitutes the entire understanding and agreement of the Lessor and Lessee with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Lessor and Lessee with respect thereto. Lessor and Lessee each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations `not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to Base Rent and operating expenses and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Lessee vacating the Premises, Lessee shall restore the Premises to good condition and repair, reasonable wear and tear excluded. Prior to Lessee vacating the Premises, Lessee shall make all repairs as specified in Paragraph 5 hereof, including but not limited to any repairs necessary so that the heating and air conditioning systems are in good working order. Upon expiration or earlier termination hereof the Premises shall be delivered to Lessor in broom clean condition. If any and all repairs or restoration required of Lessee hereunder are not completed by the expiration or earlier termination hereof Lessor may cause the same to be completed and the costs shall be paid by Lessee (including a fifteen percent (15%) service charge for arranging for and coordinating such work).

Lessee shall also, prior to vacating the Premises, pay to Lessor the amount, as estimated by Lessor, of Lessee's obligation hereunder for all operating expenses including, without limitation, taxes, insurance premiums and common area charges for only the year in which the Lease expires or terminates. All such amounts
    ----
shall be used and held by Lessor for payment of such obligations of Lessee hereunder, with Lessee being liable for any additional costs therefore upon demand by Lessor which final demand shall be made within 120 days following the
          ---------------------------------------------------------------------
end of the lease, or with any excess to be returned to Lessee after all such
----------------
obligations have been determined and satisfied as the case may be. In lieu of waiting until the close of the calendar year in order to determine any excess additional rentals for operating expenses as set forth in Paragraph 2C, Lessor has the option to charge Lessee for Lessee's proportionate share of the additional rentals based upon the previous year's operating expenses plus ten percent (10%). Any security deposit held by Lessor may, at Lessor's option, be credited against the amount payable by Lessee under this Paragraph 24G or otherwise handled in accordance with Paragraph 2B hereof.

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     J. Lessee represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker agent or other person brought about this transaction, other than InSite Realty
                                                                 -------------
Partners, L.P. and Kelly Carmody with Coldwell Banker Commercial, Chen &
------------------------------------------------------------------------
Associates and Lessee agrees to indemnify and hold Lessor harmless from and
----------
against any claims by any other broker agent or other person claiming a commission or other form of compensation by virtue of having dealt with Lessee with regard to this leasing transaction.

     K. If and when included within the term "Lessor", as used in this instrument, there is more than one person, firm or corporation; all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Lessor. If and when included within the term "Lessee", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Lessee. All parties included within the terms "Lessor"` and "Lessee" respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

     L. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE AGREEMENT AND THAT ALL EXPRESS OR IMPLIED WARRANTIES IN CONNECTION THEREWITH ARE EXPRESSLY DISCLAIMED.

     M. This Lease Agreement shall be construed under the laws of the State of Texas.

     N. Time is of the essence; and all due dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

     O. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer subject to non-acceptance by Lessor, and shall not be valid or binding unless and until accepted by Lessor in writing and a fully executed copy delivered to both parties hereto. Notwithstanding the foregoing, Lessee agrees to tender to Lessor an initial sum of $15,772.00 with executed originals of this Lease Agreement. Lessor shall for
   ----------
a period of fifteen (15) days after receipt of such executed Lease and tendered sum have the ability but not the obligation to review and return an executed original of the Lease Agreement to Lessee. If Lessor shall notify Lessee of its acceptance or return an executed original Lease Agreement to the Lessee during, or after the expiration of, such time period, then this Lease Agreement shall be binding upon both parties. If Lessor does not accept the Lease as tendered. then Lessor shall return the initial sum within 15 days of written notice of non-acceptance. Upon such occasion, Lessor may retain such sums so deposited by Lessee and apply such sums to amounts due and owing under the teams of the Lease Agreement. Lessee agrees that its offer to lease the Premises will be irrevocably left open during the time period necessary for Lessor to consider the offer.

     25. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Lessor to Lessee or with reference to the sending, mailing or delivering of any notice or the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor at the address for Lessor set forth below or at such other address as Lessor may specify from time to time by written notice delivered in accordance herewith. Lessee's obligation to pay rent and any other amounts to Lessor under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Lessor. In addition to Base Rental due hereunder, all sums of money and all payments due Lessor hereunder shall be deemed to be additional rental owed to Lessor.

     (b) All payments required to be made by Lessor to Lessee hereunder shall be payable to Lessee at the address set forth below, or at such other address within the continental United States as Lessee may specify from time to time by written notice delivered in accordance herewith.

     (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not, five
(5) business days after deposited in the United States Mail, postage prepaid, Certified or Registered Mail (Registered Mail shall be effective on the date of
                              -------------------------------------------------
postage as noted by the USPS), addressed to the parties hereto at the respective
-----------------------------
addresses set out below, or at such other address as they have therefore specified by written notice delivered in accordance herewith.

     26. ADDITIONAL PROVISIONS. The provisions contained in the addenda attached hereto shall become a part hereof as if fully set forth herein, shall supplement, modify and be in addition to the terms and conditions contained in the body of this Lease, and shall control in the event of a conflict with such terms and provisions.

EXECUTED BY LESSOR, this 1 day of May, 2000.
                        ---       ---


                                            WESTPORT BUSINESS PARK, LTD.
                                            By:      Essex Capital, Inc.
                                                     Its Authorized Agent

Attest/Witness

                                            By:     /s/ Craig L. Sommerfeldt
-----------------------------------             --------------------------------
                                                     Craig L. Sommerfeldt
By:                                         Title:   Vice President
    -------------------------------               ------------------------------


                                            ADDRESS:

                                            c/o InSite
                                            ------------------------------------

                                            1502 Augusta, Suite # 100
                                            ------------------------------------

                                            Houston, TX 77057
                                            ------------------------------------
                                            "Lessor and Secured Party"

EXECUTED BY LESSEE, this 25th day of April, 2000.
                         ----        -----
                                            WOOD ASSOCIATES. INC.
                                            ------------------------------------



Attest/Witness                              By:   /s/ Judy Adams
                                               ---------------------------------

                                            Title:   VP, HR
-----------------------------------               ------------------------------

Title:   Mgr/Contracts                      ADDRESS:
       ----------------------------

                                            3073 Corvin Drive
                                            ------------------------------------

                                            Santa Clara, California 95051
                                            ------------------------------------

                                            Phone:  408-523-2700
                                            ------------------------------------

                                            Fax:  408-523-2799
                                            ------------------------------------

                                  And

                                            7021 Portwest Drive, Suite # 100
                                            ------------------------------------

                                            Houston, Texas 77024
                                            ------------------------------------

                                           "Lessee and Debtor"

26A.    Legal Description. For the purposes of this Lease, the rentable square footage of the Premises shall be 10,802 square feet of office and warehouse space located in a building deemed to be approximately 43,182 sq. ft. situated on a 4.863 acre tract of land out of Block 2, Reserve "B", Westport Business Park, according to the plat thereof filed at Volume 294,Page 93, Harris County Map records, Harris County, Texas and more particularly described as 7021 Portwest Drive, Suite # 100, Houston, Texas 77024, as shown in Exhibit A. Further described as Westport 4, situated within a project known as Westport Business Park consisting of 42.8760 acres.

26B.    Monthly Base Rent.

        Months 1 - 12        @     $ 5,785.00
        Months 13 - 24       @     $ 6,325.00
        Months 25 - 36       @     $ 6,865.00

26C.    Lessee Improvements. Lessee has inspected and agrees to accept the
Premises on an "as is" basis with the exception of the following: (See Attached Exhibit "B"). Improvements are to be made at the Lessor's expense and Lessor shall make best efforts to substantially complete before June 1, 2000. In the event that Lessor's improvements are not substantially completed by June 1, 2000, then rent shall not commence until such time that they are complete.

     .  Demo and construct walls as indicated
     . Provide and install new carpet, base, and VCT to replace existing in all office areas
     .  Provide mini blinds on exterior windows throughout office
     .  Repair damage to wall between office and warehouse
     .  Provide tinting on all exterior windows in warehouse
     .  Remove bolts protruding from warehouse floor
     .  Refinish wooden double doors at entrance
     . Additionally, Landlord will deliver all existing electrical, lighting, mechanical, plumbing and HVAC systems (HVAC to the office only) and all overhead doors in good working order
     . Proper HVAC tonnage and capacity to service the office and replacement of HVAC Unit #5 per the attached letter from Hallmark (Exhibit "C").

26D.    HVAC Maintenance/Service Contract Requirements. The HVAC
maintenance/service contract described in Paragraph 5C above must become effective within thirty (30) days of the date of occupancy of the facility and must be performed on at least a quarterly basis. The following items must be included in Lessee's maintenance contract:

        1.     Adjust belt tension;
        2.     Lubricate all moving parts, as necessary;
        3.     Inspect and adjust all temperature and safety controls;
        4.     Check refrigeration system for leaks and operation;
        5.     Check refrigeration system for moisture;
        6.     Inspect compressor oil level and crank heaters;
        7.     Check head pressure, suction pressure and oil pressure;
        8. Inspect air filters and replace when necessary; (minimum of once per month)
        9.     Check space conditions;
        10.    Check condensate drains and drain pans and clean, if necessary;
        11.    Inspect and adjust all valves;
        12.    Check and adjust dampers;
        13.    Run machine through complete cycle;
        14.    Clean evaporative and condensing coils;
        15. Check and repair all sheet metal duct, duct board, and flexible duct;
        16.    Inspect and replace if necessary all belts;
        17.    Inspect and repair if necessary unit housing;
        18.    Check thermostat operation;
        19.    Inspect and repair as necessary the heating elements;

Any and all other items as recommended by the manufacturer of the unit(s).

26E.    Sign Specifications. Notwithstanding anything contained in Paragraph 7 of the Lease, Lessor agrees to allow Lessee to install one sign at Lessee's expense which adheres to the following specifications:

 .        The sign panel shall be a pan type (a) 18 gauge steel with porcelain finish or (b) .080 aluminum with an acrylic urethane finish. The dimensions, color(s), border and corner treatments are as follows:

                  30" x 6', 1-1/2" flange & radius, A-77 background with A-88 border & flange.

 .        The sign is to be mounted on the building face to match other existing signs on the building.

 .        Any signage that is constructed/installed incorrectly will require that particular sign company to replace/relocate the sign at Lessee's expense.

 .        Background color noted will be visible on at least two-thirds of the sign. Copy style and color are left to the discretion of the Lessee. The copy is to be (A) acrylic (max 1/8" thick), (B) Porcelain (type (A) porcelain panel only), (C) acrylic urethane, or (D) vinyl (high performance - 7 year grade).

 .        This sign shall be installed by a sign contractor which has been approved by the Lessor.

26F. Renewal Option. Lessor hereby grants to Lessee the right and option to renew and extend the term of this Lease for thirty-six (36) months (the "Renewal Period"). In the event Lessee elects to exercise the option described herein, all terms and conditions of this Lease shall continue in full force and effect, except that (i) terms, covenants and conditions that are expressly or by their nature inapplicable to the Renewal Period, including, without limitation, this Renewal Option shall not apply, and (ii) the monthly rent shall be adjusted in the following manner:

         The monthly rent to be paid during the Renewal Period shall be the fair market value of the Premises as determined by Lessor in Lessor's sole discretion. In no event shall the rental in the Renewal Period be below the rental in the primary or immediately preceding term of the Lease.

         Notice of Lessee's intention to exercise the option must be given to Lessor in writing not less than four (4) months nor more than six (6) months prior to the expiration of the primary or immediately preceding term of this Lease, and Lessee must not be in default under, nor shall there be any event or condition which with the passage of time could constitute a default under this Lease at either the time that this option must be exercised or the commencement of the Renewal Period; otherwise, this Renewal Option shall be null and void and of no further force or effect. Lessee's- failure to give notice of exercise of the Renewal Option shall be deemed a waiver of such option and such option will then be of no further force or effect.

         Lessee shall promptly execute and deliver an amendment of the Lease in form and substance satisfactory to Lessor to evidence the exercise of this Renewal Option and the effect thereof.

         In the event the Premises are sublet or assigned, this renewal option will be null and void and of no further effect.

26G.     Right of First Offer.

         (a)      "Offered Space" shall mean 7021 Portwest Drive, Suite # 150
                                             --------------------------------
                  (6,900 s.f.) or any portion thereof.
                  ------------

         (b) Subject to the preferential rights of other tenants and provided that as of the date of the giving of Lessee's Notice (as hereinafter defined) and on the date Lessee is to commence occupying the Offered Space, (x) Lessee is the lessee originally named herein, (y) Lessee actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no default or event which but for the passage of time in the giving of notice, or both, would constitute a default has occurred and is continuing under the Lease, then, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire, the Lessor, before offering such Offered Space to anyone, other than the lessee then occupying such space (or its affiliates), shall offer to Lessee the right to include the Offered Space within the Premises on the same terms and conditions upon which Lessor intends to offer the Offered Space for lease.

         (c) Such offer shall be made by Lessor to Lessee in a written notice (hereinafter called the "First Offer Notice") which offer shall designate the space being offered and shall specify the terms which Lessor intends to offer with respect to any such Offered Space. Lessee may accept the offer set forth in the First Offer Notice by delivering to Lessor an unconditional acceptance (hereinafter called "Lessee's Notice") of such offer within three (3) working days after delivery by Lessor of the First Offer Notice to Lessee. Time shall be of the essence with respect to giving of Lessee's Notice. If Lessee does not accept (or fails to timely accept) an offer made by Lessor pursuant to the provisions of this Addendum with respect to the Offered Space designated in the First Offer Notice, Lessor shall be under no further obligations with respect to such space by reason of this Addendum.

         (d) Lessee must accept all Offered Space offered by Lessor at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Lessor desires to lease more than just the Offered Space to one tenant, Lessor may offer to Lessee pursuant to the terms hereof all such space which Lessor desires to lease, and Lessee must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

         (e) If Lessee at any time declines or fails to accept any Offered Space offered by Lessor, Lessee shall be deemed to have irrevocably waived all further rights under this Addendum, and Lessor shall be free to lease the Offered Space to third parties on any terms acceptable to Lessor.

         (f) If Lessee shall have elected in accordance with and subject to the provisions of this Addendum, to lease the Offered Space, the lease of the Offered Space shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease except (i) Lessee shall not have the right to assign its rights under this Addendum to any sublessee of the Premises or assignee of this Lease, and (ii) Base Rent for the Offered Space shall be the then market rental rate but in no event shall be less on a per square foot basis than the Base Rent then being paid by Lessee for the Premises.

26H.     Parking. Parking spaces shall be provided for Lessee's general use based on the parking ratio of the property of 1.3 spaces per 1,000 square feet.

261.     Assignment and Subletting.

(a) Provided (x) no default or event which but for the passage of time, the giving of notice or both would constitute a default has occurred and is continuing under the Lease and (y) Lessee is the lessee originally named in the Lease, Lessor shall not unreasonably withhold its consent, on a one-time basis and after 30 days prior written notice, to Lessee's request for permission to assign the Lease or sublease all or part of the Premises. A refusal of Lessor to consent to a proposed assignment by Lessee shall be deemed to be reasonable if any one of the following criteria is met:

                  (i) The assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the net worth of Lessee (A) immediately prior to such assignment or sublease or (B) as of the date of this Lease (as adjusted for inflation according to the National Consumer Price Index for all Urban Consumers or other similar index selected by Lessor), whichever is greater;

                  (ii) The intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Lessor;

                  (iii) The intended use of the Premises by the assignee or sublessee would increase the pedestrian or vehicular traffic to the Premises or the Lessor's property;

                  (iv) Occupancy of the Premises by the assignee or sublessee would, in Lessor's opinion, violate any agreement binding upon Lessor or the Lessor's propeay with regard to the identity of lessees, usage of Lessor's property, or similar matters;

                  (v) The identity or business reputation of the assignee or sublessee may, in the good faith judgment of Lessor, tend to damage the goodwill or reputation of Lessor or Lessor's property; or

                  (vi) The assignment or sublet is to another lessee of Lessor's property or is at rates which are below those charged by Lessor for comparable space.

The foregoing criteria shall not exclude any other reasonable basis for Lessor to refuse its consent to such assignment.

(b) Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) Lessee shall provide to Lessor all information concerning the assignee or sublessee as Lessor may request.

(d) Lessor may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default or any event which but for the passage of time, the giving of notice or both would constitute a default under the Lease.

(e) Lessor's agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease, and Lessor may withhold its consent in its sole discretion to any subsequent assignment or sublease.

(f) All rentals to be paid by the assignee or sublessee in excess of those provided for in the Lease shall be paid to Lessor.

                                    [Graphic]

                                   EXHIBIT "A"

                                    [Graphic]

                                   EXHIBIT "B"

[Graphic]
Hallmark Air Conditioning & Heating

FAX  [Graphic]
,

April 3, 2000

Leonard Johnson
Wood Associates
3073 Corvin Drive
Santa Clara, CA  95051

RE:   7021 Portwest Drive  Suite 100

Dear Mr. Johnson,

Thank you for the opportunity to assist you in the inspection of the HVAC equipment at the above referenced address.

Our inspection found a total of five (5) Rooftop Package Systems each approximately 18 years old.

All 5 systems need the evaporator coils cleaned.

Unit #2 needs a belt replacement or adjustment.

Unit #3 and #4 have no power and could not be tested. #4 will need an electrical disconnect.

Unit #5 has a failed compressor and refrigerant leaks. System replacement would be suggested.

We will provide Quarterly Maintenance, filter replacement, preferred service and discounted repair pricing for $1457.00 plus tax per year. We will provide a formal proposal by mail.

Please advise if we should notify anyone else as to our findings at this time.

Sincerely,

/s/ Steve Carver
Steve Carver
Service Manager

[Graphic]
4517 Southerland Rd.  Houston, Texas  77092  713/462-8041  Fax 713/ _______


                                   EXHIBIT "C"